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                                  EXHIBIT 10.2

               AMENDMENT TO 2000 NON-QUALIFIED STOCK OPTION PLAN


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                                   AMENDMENT

                                     TO THE

                                DRKOOP.COM, INC.

                      2000 NON-QUALIFIED STOCK OPTION PLAN

     drkoop.com, Inc., a corporation organized under the laws of State of Delaware (the "Company"), hereby adopts this Amendment to the drkoop.com, Inc.
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2000 Non-Qualified Stock Option Plan (the "Plan").
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          WHEREAS, the Company has previously adopted the Plan which, among other things, contemplated the issuance of options to purchase up to an aggregate of 2,000,000 shares of Common Stock of the Company;

          WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company to amend the Plan to revise the eligibility provisions of the Plan, and to authorize the issuance of additional shares of Common Stock under the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.  Amendment to Article I, Section III.A.  Section III.A. of Article I of
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the Plan is hereby deleted and replaced to read in its entirety as follows:

          A. The persons eligible to participate in the Plan shall be limited to the following:

              (i) Employees and Consultants of the Company (or its Parent or Subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its Parent or Subsidiary corporations) and who are not Officers or Directors of the Company;

              (ii) Employees and Consultants of the Company who, as of the date of grant of Options to them hereunder, were not previously employed by the Company; provided, that the grant of such Options is an inducement essential to each such individual's entering into an employment contract with the Company; or

              (iii) Officers and Directors of the Company, the grant of Options to whom does not require approval of the Company's shareholders as a condition to the Company's listing agreement with Nasdaq or which is otherwise exempt from any Nasdaq shareholder approval requirement (including without limitation, as a result of any exemptive order issued to the Company by Nasdaq).
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     2.  Amendment to Article I, Section IV.A.  Section IV.A. of Article I of
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the Plan is hereby deleted and replaced to read in its entirety as follows:

          A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 20,000,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV of Article One.


     I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of drkoop.com, Inc., effective as of August 21, 2000.

     Executed on this 21st day of August, 2000.


                                        /s/ Louis Scalpati
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                                                   Secretary

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